                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant /X/
    Filed by a Party other than the Registrant / /

    Check the appropriate box:
    /X/  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    / /  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / /  Soliciting Material Pursuant to Section240.14a-11(c) or
         Section240.14a-12

                                               ARIBA, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required.
/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
     and 0-11.
     (1) Title of each class of securities to which transaction applies:
         -----------------------------------------------------------------------
     (2) Aggregate number of securities to which transaction applies:
         -----------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
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         -----------------------------------------------------------------------
     (5) Total fee paid:
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/ /  Fee paid previously with preliminary materials.
/ /  Check box if any part of the fee is offset as provided by Exchange Act
     Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
     (1) Amount Previously Paid:
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
                                     [LOGO]

                                  ARIBA, INC.
                              1565 CHARLESTON ROAD
                        MOUNTAIN VIEW, CALIFORNIA 94043

Dear Stockholder:

    You are cordially invited to attend the Annual Meeting of Stockholders of Ariba, Inc., which will be held at Ariba's Worldwide Headquarters, 1565 Charleston Road, Mountain View, California, on Monday, February 28, 2000, at 1:00 p.m.

    Details of the business to be conducted at the Annual Meeting are given in the attached Proxy Statement and Notice of Annual Meeting of Stockholders.

    It is important that your shares be represented and voted at the meeting. WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE COMPLETE, SIGN, DATE AND PROMPTLY RETURN THE ACCOMPANYING PROXY IN THE ENCLOSED POSTAGE-PAID ENVELOPE. Returning the proxy does NOT deprive you of your right to attend the Annual Meeting. If you decide to attend the Annual Meeting and wish to change your proxy vote, you may do so automatically by voting in person at the meeting.

    On behalf of the Board of Directors, I would like to express our appreciation for your continued interest in the affairs of Ariba. We look forward to seeing you at the Annual Meeting.

                                          Sincerely,

                                          KEITH J. KRACH
                                          CHAIRMAN OF THE BOARD, PRESIDENT AND
                                          CHIEF EXECUTIVE OFFICER

Mountain View, California
January 28, 2000

                                  ARIBA, INC.
                              1565 CHARLESTON ROAD
                        MOUNTAIN VIEW, CALIFORNIA 94043

                            ------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                             ---------------------

                          TO BE HELD FEBRUARY 28, 2000

To The Stockholders:

    The Annual Meeting of Stockholders (the "Annual Meeting") of Ariba, Inc. (the "Company") will be held at the Company's worldwide headquarters, 1565 Charleston Road, Mountain View, California, on Monday, February 28, 2000, at 1:00 p.m. for the following purposes:

    1. To elect two (2) directors of the Board of Directors to serve until the 2003 Annual Meeting or until their successors have been duly elected and qualified;

    2. To approve an amendment to the Company's Certificate of Incorporation to increase the number of shares of Common Stock that the Company is authorized to issue from 200,000,000 to 400,000,000;

    3. To ratify the appointment of KPMG LLP as the Company's independent public accountants for the fiscal year ending September 30, 2000; and

    4. To transact such other business as may properly come before the meeting or any adjournments or postponements thereof.

    The foregoing items of business are more fully described in the attached Proxy Statement. Only stockholders of record at the close of business on January 14, 2000, the record date, are entitled to notice of, and to vote at, the Annual Meeting and at any adjournments or postponements thereof. A list of such stockholders will be available for inspection at the Company's headquarters located at 1565 Charleston Road, Mountain View, California, during ordinary business hours for the ten-day period prior to the Annual Meeting.

                                          By Order Of The Board Of Directors

                                          Edward P. Kinsey
                                          SECRETARY

Mountain View, California
January 28, 2000

                                   IMPORTANT
WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE COMPLETE, SIGN, DATE AND PROMPTLY RETURN THE ACCOMPANYING PROXY IN THE ENCLOSED POSTAGE-PAID ENVELOPE. YOU MAY REVOKE YOUR PROXY AT ANY TIME PRIOR TO THE ANNUAL MEETING. IF YOU DECIDE TO ATTEND THE ANNUAL MEETING AND WISH TO CHANGE YOUR PROXY VOTE, YOU MAY DO SO AUTOMATICALLY BY VOTING IN PERSON AT THE MEETING.

                                  ARIBA, INC.

                                ----------------

                                PROXY STATEMENT
                       FOR ANNUAL MEETING OF STOCKHOLDERS

                            ------------------------

                          TO BE HELD FEBRUARY 28, 2000

    These proxy materials are furnished in connection with the solicitation of proxies by the Board of Directors of Ariba, Inc., a Delaware corporation (the "Company"), for the Annual Meeting of Stockholders (the "Annual Meeting") to be held at the Company's worldwide headquarters, 1565 Charleston Road, Mountain View, California, on Monday, February 28, 2000, at 1:00 p.m., and at any adjournment or postponement of the Annual Meeting. These proxy materials were first mailed to stockholders on or about January 28, 2000.

                               PURPOSE OF MEETING

    The specific proposals to be considered and acted upon at the Annual Meeting are summarized in the accompanying Notice of Annual Meeting of Stockholders. Each proposal is described in more detail in this Proxy Statement.

                   VOTING RIGHTS AND SOLICITATION OF PROXIES

    The Company's Common Stock is the only type of security entitled to vote at the Annual Meeting. On January 14, 2000, the record date for determination of
stockholders entitled to vote at the Annual Meeting, there were         shares
of Common Stock outstanding. Each stockholder of record on January 14, 2000 is entitled to one vote for each share of Common Stock held by such stockholder on January 14, 2000. Shares of Common Stock may not be voted cumulatively. All votes will be tabulated by the inspector of election appointed for the meeting, who will separately tabulate affirmative and negative votes, abstentions and broker non-votes.

QUORUM REQUIRED

    The Company's bylaws provide that the holders of a majority of the Company's Common Stock issued and outstanding and entitled to vote at the Annual Meeting, present in person or represented by proxy, shall constitute a quorum for the transaction of business at the Annual Meeting. Abstentions and broker non-votes will be counted as present for the purpose of determining the presence of a quorum.

VOTES REQUIRED

    PROPOSAL 1. Directors are elected by a plurality of the affirmative votes cast by those shares present in person, or represented by proxy, and entitled to vote at the Annual Meeting. The two (2) nominees for director receiving the highest number of affirmative votes will be elected. Abstentions and broker non-votes will not be counted toward a nominee's total. Stockholders may not cumulate votes in the election of directors.

    PROPOSAL 2. Approval of the adoption of the amendment to the Company's Certificate of Incorporation requires the affirmative vote of a majority of the Company's Common Stock issued and outstanding and entitled to vote at the Annual Meeting. Abstentions and broker non-votes are not affirmative votes and, therefore, will have the same effect as votes against the proposal.

    PROPOSAL 3. Ratification of the appointment of KPMG LLP as the Company's independent public accountants for the fiscal year ending September 30, 2000 requires the affirmative vote of a majority of those shares present in person, or represented by proxy, and cast either affirmatively or negatively at the Annual Meeting. Abstentions and broker non-votes will not be counted as having been voted on the proposal.

PROXIES

    Whether or not you are able to attend the Company's Annual Meeting, you are urged to complete and return the enclosed proxy, which is solicited by the Company's Board of Directors and which will be voted as you direct on your proxy when properly completed. In the event no directions are specified, such proxies will be voted FOR the Nominees of the Board of Directors (as set forth in Proposal No. 1), FOR Proposal Nos. 2 and 3 and in the discretion of the proxy holders as to other matters that may properly come before the Annual Meeting. You may also revoke or change your proxy at any time before the Annual Meeting. To do this, send a written notice of revocation or another signed proxy with a later date to the Secretary of the Company at the Company's principal executive offices before the beginning of the Annual Meeting. You may also automatically revoke your proxy by attending the Annual Meeting and voting in person. All shares represented by a valid proxy received prior to the Annual Meeting will be voted.

SOLICITATION OF PROXIES

    The Company will bear the entire cost of solicitation, including the preparation, assembly, printing, and mailing of this Proxy Statement, the proxy, and any additional soliciting material furnished to stockholders. Copies of solicitation material will be furnished to brokerage houses, fiduciaries, and custodians holding shares in their names that are beneficially owned by others so that they may forward this solicitation material to such beneficial owners. In addition, the Company may reimburse such persons for their costs of forwarding the solicitation material to such beneficial owners. The original solicitation of proxies by mail may be supplemented by solicitation by telephone, telegram, or other means by directors, officers, employees or agents of the Company. No additional compensation will be paid to these individuals for any such services.

                                 PROPOSAL NO. 1
                             ELECTION OF DIRECTORS

    The Company's Certificate of Incorporation provides for a classified Board of Directors, with the terms of office of each class of directors ending in successive years. The Company currently has authorized five directors with each class of directors consisting of either one or two directors. At the Annual Meeting, two directors are to be elected to serve until the Company's 2003 Annual Meeting or until their successors are elected and qualified. The directors who are being nominated for election to the Board of Directors (the "Nominees"), their ages as of December 31, 1999, their positions and offices held with the Company and certain biographical information are set forth below. The proxy holders intend to vote all proxies received by them in the accompanying form FOR the Nominees listed below unless otherwise instructed. In the event any Nominee is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee who may be designated by the present Board of Directors to fill the vacancy. As of the date of this Proxy Statement, the Board of Directors is not aware of any Nominee who is unable or will decline to serve as a director. The two (2) Nominees receiving the highest number of affirmative votes of the shares entitled to vote at the Annual Meeting will be elected directors of the Company.

                                                   YEAR TERM
NOMINEES                                  AGE       EXPIRES    POSITIONS AND OFFICES HELD WITH THE COMPANY
--------                                --------   ---------   -------------------------------------------
Keith J. Krach(1).....................        42     2000      Chairman of the Board, President and
                                                                 Chief Executive Officer
Robert C. Kagle(2)(3).................        44     2000      Director

------------------------

(1) Member of Stock Option Committee

(2) Member of Audit Committee

(3) Member of Compensation Committee

    KEITH J. KRACH, a co-founder of Ariba, has served as Chairman of the Board of Directors, Chief Executive Officer and President since our inception in September 1996. From March 1996 to September 1996, Mr. Krach served as an Entrepreneur in Residence at Benchmark Capital. From October 1988 to
August 1995, Mr. Krach served as Chief Operating Officer of Rasna Corporation, a mechanical computer-aided design automation software company. Prior to joining Rasna, Mr. Krach held various positions with General Motors, including General Manager and Vice President of GMF Robotics. Mr. Krach holds a Bachelor of Science degree in Industrial Engineering from Purdue University and a Master of Business Administration from Harvard Business School.

    ROBERT C. KAGLE has served as a director of Ariba since our inception in September 1996. Mr. Kagle has been a Managing Member of Benchmark Capital Management Co., L.L.C., the General Partner of Benchmark Capital Partners, L.P. and Benchmark Founders' Fund, L.P., since its founding in May 1995. Mr. Kagle also has been a General Partner of Technology Venture Investors since
January 1984. Mr. Kagle currently serves as a director of publicly held companies eBay Inc. and E-Loan, and is currently a director of the National Association of Venture Capitalists and a Trustee of Kettering University, formerly known as the General Motors Institute. Mr. Kagle holds a Bachelor of Science degree in Electrical and Mechanical Engineering from the General Motors Institute and a Master of Business Administration from the Stanford Graduate School of Business.

    Set forth below is information regarding the continuing directors of the Company, including their age as of December 31, 1999, the period during which they have served as a director, and information furnished by him as to principal occupations and directorships held by him in corporations whose shares are publicly registered.

CONTINUING DIRECTORS--TERM ENDING IN 2001

    PAUL HEGARTY, age 35, a co-founder of Ariba, has served as Vice President of Engineering from our inception in September 1996 to August 1997, as Chief Technical Officer from our inception to October 1998 and as a director since October 1998. From June 1996 to September 1996, Mr. Hegarty served as an Entrepreneur in Residence at Benchmark Capital. From February 1988 to May 1996, Mr. Hegarty served in various engineering capacities at NeXT Software, Inc., including Vice President of Engineering. Mr. Hegarty holds Bachelor of Science and Master of Science degrees in Electrical Engineering from Stanford University.

    JOHN B. MUMFORD, age 56, has served as a director of Ariba since our inception in September 1996. Mr. Mumford has served as Managing Partner of Crosspoint Venture Partners since 1970. Mr. Mumford currently serves as a director of a number of private companies primarily in the information technology area. Mr. Mumford is a co-founder and director of Hello
Direct, Inc., a public company, and served as a director of Office Depot, a public company, from its formation in 1986 to April 1997. Mr. Mumford was also a founding director of Inmac Corp., a public company, and served in this capacity until its merger with Micro Warehouse in 1996. Mr. Mumford holds a Bachelor of Science degree in Accounting from Arizona State University and a Master of Business Administration degree in Operations Research from the Stanford Graduate School of Business.

CONTINUING DIRECTOR--TERM ENDING IN 2002

    HATIM A. TYABJI, age 54, has served as a director of Ariba since
January 1998. Mr. Tyabji has served as Chairman and Chief Executive Officer of Saraide.com, a privately held company, since September 1998. Prior to joining Saraide, he served as President and Chief Executive Officer from 1986 to 1998 and as Chairman of the Board from 1992 to 1998 of VeriFone, Inc., a wholly-owned subsidiary of Hewlett-Packard. Prior to joining VeriFone, Mr. Tyabji served as President of the Information Systems Products and Technologies Group of Unisys Corporation, formerly known as Sperry Corporation. Mr. Tyabji holds a Bachelor of Science degree in Electrical Engineering from the College of Engineering in Poona, India and a Master of Science degree in Electrical Engineering from the State University of New York, Buffalo. He also has a Master of Business Administration in International Business from Syracuse University and is a graduate of the Stanford University Executive Program.

BOARD OF DIRECTORS MEETINGS AND COMMITTEES

    During the fiscal year ended September 30, 1999, the Board of Directors held nine (9) meetings and acted by written consent in lieu of a meeting on twenty-six (26) occasions. For the fiscal year, each of the directors during the term of their tenure attended or participated in at least 75% of the aggregate of (i) the total number of meetings or actions by written consent of the Board of Directors and (ii) the total number of meetings held by all committees of the Board of Directors on which each such director served. The Board of Directors has three (3) standing committees: the Audit Committee, the Compensation Committee and the Stock Option Committee.

    AUDIT COMMITTEE. During the fiscal year ended September 30, 1999, the Audit Committee of the Board of Directors held two (2) meetings and acted by written consent in lieu of a meeting on no occasion. The Audit Committee reviews, acts on and reports to the Board of Directors with respect to various auditing and accounting matters, including the selection of the Company's accountants, the scope of the annual audits, fees to be paid to the Company's accountants, the performance of the Company's accountants and the accounting practices of the Company. The members of the Audit Committee are Messrs. Kagle and Mumford.

    COMPENSATION COMMITTEE. During the fiscal year ended September 30, 1999, the Compensation Committee of the Board of Directors held no meetings and acted by written consent in lieu of a meeting on two (2) occasions. The Compensation Committee reviews the performance of the executive officers of the Company, establishes compensation programs for the officers, and reviews the compensation programs for other key employees, including salary and cash bonus levels and option grants under the 1999 Equity Incentive Plan. The members of the Compensation Committee are Messrs. Kagle and Tyabji.

    STOCK OPTION COMMITTEE. The Stock Option Committee, which was established in June 1999, has the right to administer Ariba's 1999 Equity Incentive Plan with respect to persons other than directors and officers of Ariba, and with respect to options to purchase no greater than 60,000 shares. Options to purchase greater than 60,000 shares, or options to directors or executive officers, must be approved by the Compensation Committee. The Stock Option Committee's authority is in addition to, and not in lieu of, the authority granted to the Compensation Committee. In the event of conflict with respect to the actions of the Stock Option Committee and the Compensation Committee, the actions of the Compensation Committee are the actions of Ariba unless determined otherwise by the full Board of Directors. The Stock Option Committee acted by written consent in lieu of a meeting on ten (10) occasions to authorize grants of stock options in the fiscal year ended September 30, 1999. The sole member of the Stock Option Committee is Mr. Krach.

DIRECTOR COMPENSATION

    Except for grants of stock options, directors of the Company generally do not receive compensation for services provided as a director. The Company also does not pay compensation for committee participation or special assignments of the Board of Directors.

    Non-employee directors are eligible for option grants pursuant to the provisions of the 1999 Directors' Stock Option Plan. Under the 1999 Directors' Stock Option Plan, each individual who first becomes a non-employee director after the date of the Company's initial public offering will be granted an option to purchase 20,000 shares on the date such individual joins the Board, provided such individual has not been in the prior employ of the Company. In addition, at each Annual Meeting, each individual who has served as a non-employee director for at least six months prior to such Annual Meeting will receive an additional option grant to purchase 5,000 shares of Common Stock, whether or not such individual has been in the prior employ of the Company. The option price for each option grant under the 1999 Directors' Stock

Option Plan will be equal to the fair market value per share of Common Stock on the automatic grant date. Each initial grant will become exercisable for fifty percent (50%) of the shares at the automatic grant date and the remaining fifty percent (50%) of the shares after twelve (12) months of Board service. Each annual option grant is fully exercisable at grant. On January 21, 1998, in connection with his appointment to the board of directors, Mr. Tyabji was granted an option to purchase 400,000 shares of common stock at an exercise price of $0.1875 per share, subject to a four-year vesting schedule. On
January 27, 1999, in connection with his appointment to the board of directors, Mr. Hegarty was granted an option to purchase 40,000 shares of common stock at an exercise price of $1.1875 per share, subject to a four-year vesting schedule. Pursuant to the 1999 Directors' Stock Option Plan, each of Messrs. Hegarty, Kagle, Mumford and Tyabji will be granted options to purchase 5,000 shares of Common Stock on the date of the Annual Meeting.

    Directors are eligible to receive options and be issued shares of Common Stock directly under the 1999 Equity Incentive Plan and directors who are also employees of the Company are also eligible to participate in the Company's Employee Stock Purchase Plan (unless such employee owns 5% or more of the Company's outstanding shares) and, if an executive officer of the Company, the 1999 Executive Bonus Program.

RECOMMENDATION OF THE BOARD OF DIRECTORS

    THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE NOMINEES LISTED HEREIN.

                                 PROPOSAL NO. 2
                     AMENDMENT TO THE COMPANY'S CERTIFICATE
                                OF INCORPORATION

    The Board of Directors has determined that it is in the best interests of the Company and its stockholders to amend the Company's Certificate of Incorporation to increase the number of authorized shares of Common Stock of the Company from 200,000,000 to 400,000,000 shares. Accordingly, the Board of Directors has unanimously approved the proposed Certificate of Amendment to the Amended and Restated Certificate of Incorporation of the Company, in the form attached hereto as Exhibit A (the "Certificate of Amendment"), and hereby solicits the approval of the Company's stockholders of the Certificate of Amendment. If the stockholders approve the Certificate of Amendment, the Board of Directors currently intends to file the Certificate of Amendment with the Secretary of State of the State of Delaware as soon as practicable following such stockholder approval. If the Certificate of Amendment is not approved by the stockholders, the existing Certificate of Incorporation will continue in effect.

    The objectives of the increase in the authorized number of shares of Common Stock are to ensure that the Company has sufficient shares available for future issuances. The Board of Directors believes that it is prudent to increase the authorized number of shares of Common Stock to the proposed levels in order to provide a reserve of shares available for issuance to meet business needs as they arise. Such future activities may include, without limitation, financings, establishing strategic relationships with corporate partners, providing equity incentives to employees, officers or directors, or effecting stock splits or dividends. The additional shares of Common Stock authorized may also be used to acquire or invest in complementary businesses or products or to obtain the right to use complementary technologies. Currently, the Company has plans to issue additional shares of Common Stock for pending acquisitions.

    On November 15, 1999, the Company signed a definitive agreement to acquire TradingDynamics, Inc., a leading provider of business-to-business Internet trading applications. The agreement is structured as a tax-free stock-for-stock merger, and will be accounted for as a purchase transaction. The Company will issue 4,148,302 shares of stock worth approximately $600 million, based on current trading ranges, to TradingDynamics shareholders. The Company expects that the transaction will close in the quarter ending March 31, 2000.

    On December 16, 1999, the Company also signed a definitive agreement to acquire TRADEX Technologies, Inc., a leading provider of solutions for net markets. The agreement is structured as a stock-for-stock merger and will be accounted for as a purchase transaction. The Company will issue approximately 18,000,000 shares of stock worth approximately $2.7 billion, based on current trading ranges, to TRADEX stockholders. The Company expects that the transaction will close in the quarter ending June 30, 2000.

    The Company may continue to evaluate potential acquisitions of or investments with third parties.

POSSIBLE EFFECTS OF THE PROPOSED AMENDMENT TO THE CERTIFICATE OF INCORPORATION

    If the stockholders approve the proposed Certificate of Amendment, the Board of Directors may cause the issuance of additional shares of Common Stock without further vote of the stockholders of the Company, except as provided under Delaware corporate law or under the rules of any securities exchange on which shares of Common Stock of the Company are then listed. Current holders of Common Stock have no preemptive or similar rights, which means that current stockholders do not have a prior right to purchase any new issue of Common Stock of the Company in order to maintain their appropriate ownership thereof. The issuance of additional shares of Common Stock would decrease the proportionate equity interest of the Company's current stockholders and, depending upon the price paid for such additional shares, could result in dilution to the Company's current stockholders.

RECOMMENDATION OF THE BOARD OF DIRECTORS

    THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE APPROVAL OF THE AMENDMENT TO THE COMPANY'S CERTIFICATE OF INCORPORATION.

                                 PROPOSAL NO. 3
                    RATIFICATION OF INDEPENDENT ACCOUNTANTS

    The Company is asking the stockholders to ratify the appointment of KPMG LLP as the Company's independent public accountants for the fiscal year ending September 30, 2000. The affirmative vote of the holders of a majority of shares present or represented by proxy and voting at the Annual Meeting will be required to ratify the appointment of KPMG LLP.

    In the event the stockholders fail to ratify the appointment, the Board of Directors will reconsider its selection. Even if the appointment is ratified, the Board of Directors, in its discretion, may direct the appointment of a different independent accounting firm at any time during the year if the Board of Directors feels that such a change would be in the Company's and its stockholders' best interests.

    KPMG LLP has audited the Company's financial statements since 1997. Its representatives are expected to be present at the Annual Meeting, will have the opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions.

RECOMMENDATION OF THE BOARD OF DIRECTORS

    THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE RATIFICATION OF THE SELECTION OF KPMG LLP TO SERVE AS THE COMPANY'S INDEPENDENT PUBLIC ACCOUNTANTS FOR THE FISCAL YEAR ENDING SEPTEMBER 30, 2000.

          STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

    The following table sets forth, as of December 31, 1999, certain information with respect to shares beneficially owned by (i) each person who is known by the Company to be the beneficial owner of more than five percent (5%) of the Company's outstanding shares of Common Stock, (ii) each of the Company's directors and the executive officers named in the Summary Compensation Table and
(iii) all current directors and executive officers as a group. Beneficial ownership has been determined in accordance with Rule 13d-3 under the Exchange Act. Under this rule, certain shares may be deemed to be beneficially owned by more than one person (if, for example, persons share the power to vote or the power to dispose of the shares). As of December 31, 1999, the Company had 91,948,638 outstanding shares of Common Stock.

    In addition, shares are deemed to be beneficially owned by a person if the person has the right to acquire shares (for example, upon exercise of an option or warrant) within sixty (60) days of the date as of which the information is provided. In computing the percentage ownership of any person, the amount of shares is deemed to include the amount of shares beneficially owned by such person (and only such person) by reason of such acquisition rights. As a result, the percentage of outstanding shares of any person as shown in the following table does not necessarily reflect the person's actual voting power at any particular date.

    To our knowledge, except as indicated in the footnotes to this table and pursuant to applicable community property laws, the persons named in the table have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them.

                                                                    SHARES BENEFICIALLY OWNED
                                                                    AS OF DECEMBER 31, 1999(1)
                                                              --------------------------------------
BENEFICIAL OWNER                                              NUMBER OF SHARES   PERCENTAGE OF CLASS
----------------                                              ----------------   -------------------
Crosspoint Venture Partners 1996(2) ........................      5,000,000              5.4%
  2925 Woodside Road
  Woodside, California 94062

Amerindo Investment Advisors, Inc. .........................      5,200,200              5.7%
  399 Park Avenue, 22(nd) Floor
  New York, New York 10022

John B. Mumford**(2)........................................      5,039,135              5.5%

Robert C. Kagle(3)..........................................        698,316                *

Keith J. Krach**(4).........................................     10,215,582             11.1%

Robert J. DeSantis(5).......................................      3,517,808              3.8%

Paul Hegarty(6).............................................      1,840,000              2.0%

Rune C. Eliasen(7)..........................................      1,361,800              1.5%

K. Charly Kleissner(8)......................................      1,128,416              1.2%

Paul L. Melchiorre(9).......................................        620,000                *

Paul C. M. Touw(10).........................................      1,472,416              1.6%

Hatim A. Tyabji(11).........................................        491,182                *

All current directors and executive officers as a group
  (14 persons)(12)..........................................     31,119,071             33.3%

------------------------

   * Less than 1% of the outstanding shares of Common Stock.

  ** Mr. Mumford can be reached at the address given above for Crosspoint
     Venture Partners. Mr. Krach can be reached at Ariba, Inc., 1565 Charleston Road, Mountain View, California 94043.

 (1) The number of shares of Common Stock deemed outstanding includes shares issuable pursuant to stock options that may be exercised within sixty
     (60) days after December 31, 1999.

 (2) Includes 5,000,000 shares held by Crosspoint Venture Partners 1996.
     Mr. Mumford, a director of Ariba, is a Managing Member of Crosspoint Associates 1996, which is the general partner of Crosspoint Venture Partners 1996. Mr. Mumford disclaims beneficial ownership of the shares held by Crosspoint Venture Partners 1996, except to the extent of his pecuniary interest therein arising from his partnership interests.

 (3) Includes 6,030 shares held in trusts for Mr. Kagle's children.

 (4) Includes 2,520,200 shares subject to a repurchase right in favor of the Company, as of December 31, 1999, upon cessation of Mr. Krach's service to the Company.

 (5) Includes options exercisable into 334,208 shares of common stock within 60 days of December 31, 1999. Also includes 648,600 shares subject to a repurchase right in favor of the Company, as of December 31, 1999, upon cessation of Mr. DeSantis's service to the Company.

 (6) Includes options exercisable for 40,000 shares of common stock within 60 days of December 31, 1999.

 (7) Includes options exercisable into 80,000 shares of common stock within 60 days of December 31, 1999. Also includes 400,000 shares subject to a repurchase right in favor of the Company, as of December 31, 1999, upon cessation of Mr. Eliasen's service to the Company.

 (8) Includes options exercisable into 328,416 shares of common stock within 60 days of December 31, 1999. Also includes 443,334 shares subject to a repurchase right in favor of the Company, as of December 31, 1999, upon cessation of Dr. Kleissner's service to the Company.

 (9) Includes options exercisable into 200,000 shares of common stock within 60 days of December 31, 1999. Also includes 260,000 shares subject to a repurchase right in favor of the Company, as of December 31, 1999, upon cessation of Mr. Melchiorre's service to the Company.

 (10) Includes options exercisable into 168,416 shares of common stock within 60 days of December 31, 1999. Also includes 282,000 shares subject to a repurchase right in favor of the Company, as of December 31, 1999, upon cessation of Mr. Touw's service to the Company.

 (11) Includes 208,334 shares subject to a repurchase right in favor of the Company, as of December 31, 1999, upon cessation of Mr. Tyabji's service to the Company.

 (12) Includes options exercisable into 1,579,456 shares of common stock within 60 days of December 31, 1999. Also includes an aggregate of 5,927,633 shares subject to a repurchase right in favor of the Company, as of December 31, 1999.

               COMPLIANCE WITH SECTION 16(a) OF THE EXCHANGE ACT

    The members of the Board of Directors, the executive officers of the Company and persons who hold more than 10% of the Company's outstanding Common Stock are subject to the reporting requirements of Section 16(a) of the Securities Exchange Act of 1934, as amended, which require them to file reports with respect to their ownership of the Company's Common Stock and their transactions in such Common Stock. Based upon (i) the copies of Section 16(a) reports that the Company received from such persons for their 1999 fiscal year transactions in the Common Stock and their Common Stock holdings and (ii) the written representations received from one or more of such persons that no annual Form 5 reports were required to be filed by them for the 1999 fiscal year, the Company believes that all reporting requirements under Section 16(a) for such fiscal year were met in a timely manner by its executive officers, Board members and greater than ten-percent stockholders, except that Paul Hegarty filed an Amended Form 3 to report a stock option grant not previously reported.

                 EXECUTIVE COMPENSATION AND RELATED INFORMATION

SUMMARY COMPENSATION TABLE

    The following Summary Compensation Table sets forth the compensation earned by the Company's Chief Executive Officer and the five other most highly compensated executive officers who were serving as such as of September 30, 1999 (collectively, the "Named Officers"), each of whose aggregate compensation for fiscal 1999 exceeded $100,000 for services rendered in all capacities to the Company and its subsidiaries for that fiscal year.

                                                                              LONG-TERM
                                                                             COMPENSATION
                                                                               AWARDS/
                                                      ANNUAL COMPENSATION     SECURITIES
                                            FISCAL    --------------------    UNDERLYING     ALL OTHER
NAME AND PRINCIPAL POSITION                  YEAR     SALARY(1)    BONUS       OPTIONS      COMPENSATION
---------------------------                --------   ---------   --------   ------------   ------------
Keith J. Krach...........................    1999     $119,583    $ 47,400       800,000            --
  Chairman of the Board, President           1998      106,667      33,000            --            --
  and Chief Executive Officer

Robert J. DeSantis.......................    1999      129,167     488,427(2)     160,000      $15,975(4)
  Vice President, Network Commerce           1998      106,667      76,605(2)     400,000        6,250(4)

Rune C. Eliasen..........................    1999      119,583      47,400        80,000            --
  Vice President, Customer Services          1998      106,667      33,000            --            --

K. Charly Kleissner......................    1999      119,583      47,400       320,000            --
  Vice President, Engineering                1998      106,667      33,000       160,000            --

Paul L. Melchiorre.......................    1999      140,417     212,500(3)     320,000        5,000(5)
  Vice President, North American             1998       32,083      21,773(3)   1,280,000       50,500(5)
  Operations

Paul C. M. Touw..........................    1999      119,583      47,400       400,000            --
  Vice President, Corporate Strategy         1998      106,667      27,375            --            --

------------------------

(1) Salary includes amounts deferred under the Company's 401(k) Plan.

(2) Includes commissions earned by Mr. DeSantis of $475,914 and $36,605 in 1999 and 1998, respectively.

(3) Includes commissions earned by Mr. Melchiorre of $212,500 and $8,441 in 1999 and 1998, respectively.

(4) Includes expatriate remuneration of $9,975 paid to Mr. DeSantis in 1999, and car allowances of $6,000 and $6,250 paid to Mr. DeSantis in 1999 and 1998, respectively.

(5) Includes car allowances of $5,000 and $500 paid to Mr. Melchiorre in 1999 and 1998, respectively, and relocation remuneration of $50,000 paid to Mr. Melchiorre in 1998.

OPTION GRANTS IN LAST FISCAL YEAR

    The following table contains information concerning the stock option grants made to each of the Named Officers for the fiscal year ended September 30, 1999. No stock appreciation rights were granted during such year.

                                               INDIVIDUAL GRANTS(1)                 POTENTIAL REALIZABLE
                                 ------------------------------------------------     VALUE AT ASSUMED
                                 NUMBER OF    % OF TOTAL                            ANNUAL RATES OF STOCK
                                 SECURITIES    OPTIONS                               PRICE APPRECIATION
                                 UNDERLYING   GRANTED TO   EXERCISE                  FOR OPTION TERM(3)
                                  OPTIONS     EMPLOYEES      PRICE     EXPIRATION   ---------------------
NAME                              GRANTED     IN 1999(2)   PER SHARE      DATE         5%         10%
----                             ----------   ----------   ---------   ----------   --------   ----------
Keith J. Krach.................   800,000        4.73%      $1.3065      1/26/09    $502,450   $1,419,055

Robert J. DeSantis.............    84,208        0.50%       1.1875      1/26/09      62,888      159,369
                                   75,792        0.45%       1.1875      1/26/09      56,602      143,442

Rune C. Eliasen................    80,000        0.47%       1.1875      1/26/09      59,745      151,406

K. Charly Kleissner............    84,208        0.50%       1.1875      1/26/09     159,369      831,298
                                   67,376        0.40%       1.1875      1/26/09     127,514      665,133
                                   84,208        0.50%       1.1875      1/26/09     159,369      831,298
                                   84,208        0.50%       1.1875      1/26/09     159,369      831,298

Paul L. Melchiorre.............   193,272        1.15%       1.1875      1/26/09     144,637      366,538
                                  126,328        0.75%       1.1875      1/26/09      94,343      239,084

Paul C. M. Touw................    84,208        0.50%       1.1875      1/26/09     159,369      831,298
                                   84,208        0.50%       1.1875      1/26/09     159,369      831,298
                                   84,208        0.50%       1.1875      1/26/09     159,369      831,298
                                   84,208        0.50%       1.1875      1/26/09     159,369      831,298
                                   63,168        0.37%       1.1875      1/26/09      47,175      119,550

------------------------

(1) The options disclosed in the table were granted on January 27, 1999. The exercise price for each option may be paid in cash, in shares of Common Stock valued at fair market value on the exercise date or through a cashless exercise procedure involving a same-day sale of the purchased shares. The Company may also finance the option exercise by loaning the optionee sufficient funds to pay the exercise price for the purchased shares, together with any federal and state income tax liability incurred by the optionee in connection with such exercise. The plan administrator has the discretionary authority to reprice the options through the cancellation of those options and the grant of replacement options with an exercise price based on the fair market value of the option shares on the regrant date. The options have a maximum term of 10 years measured from the option grant date, subject to earlier termination in the event of the optionee's cessation of service with the Company. The options listed in the table are exercisable immediately as of the dates of grant, not to exceed the Incentive Stock Option $100,000 limitation rule, and subject to a right of repurchase in favor of the Company. Incentive Stock Options exceeding the $100,000 limitation rule have deferred exercisability to subsequent calendar year(s). The rights of repurchase under the options listed in the table lapse with respect to 10% of the shares after one year of service from the grant date, 20% of the shares after two years of service from the grant date, 30% of the shares after three years of service from the grant date; and 40% of the shares after four years of service from the grant date. Under each of the options, the option shares will vest upon an acquisition of the Company by merger or asset sale, unless the acquiring company assumes the options. If a change in control occurs within 12 months after the optionee's vesting start date, then the option shall vest as to an additional number of shares as if the optionee had been in service 12 additional months. In addition, if a change in control occurs more than 12 months after the optionee's vesting start date, then the option shall vest as to the lesser of: 50% of the then remaining unvested portion of the option; or the excess of (a) 75% of the total number of shares originally subject to the option over (b) the number of shares that had already vested. Each option shall fully vest after a change in control if the optionee's employment or service is terminated without his consent and without cause; or the optionee resigns after he is subject to a reduction in authority or responsibility or a reduction in compensation or benefits.

(2) Based on an aggregate of 16,915,400 options granted in the fiscal year.

(3) The 5% and 10% assumed annual rates of compounded stock price appreciation are mandated by rules of the Securities and Exchange Commission. There can be no assurance provided to any executive officer or any other holder of the Company's securities that the actual stock price appreciation over the 10-year option term will be at the assumed 5% and 10% levels or at any other defined level. Unless the market price of the Common Stock appreciates over the option term, no value will be realized from the option grants made to the executive officers.

AGGREGATE OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION VALUES

    The following table sets forth information concerning option exercises in fiscal year 1999 and option holdings as of September 30, 1999 with respect to each of the Named Officers. No stock appreciation rights were outstanding at the end of such year.

                                                                      NUMBER OF
                                                                SECURITIES UNDERLYING         VALUE OF UNEXERCISED
                                           VALUE REALIZED        UNEXERCISED OPTIONS          IN-THE-MONEY OPTIONS
                              SHARES      (MARKET PRICE AT            AT FY-END                   AT FY-END(1)
                            ACQUIRED ON    EXERCISE LESS     ---------------------------   ---------------------------
NAME                         EXERCISE     EXERCISE PRICE)    EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
----                        -----------   ----------------   -----------   -------------   -----------   -------------
Keith J. Krach............    800,000               --              --             --               --             --

Robert J. DeSantis........    150,000         $825,000         250,000        160,000      $17,937,500    $11,370,000

Rune C. Eliasen...........         --               --          80,000             --        5,685,000             --

K. Charly Kleissner.......         --               --         244,208        235,792       17,464,031     16,755,969

Paul L. Melchiorre........    740,000          832,500              --        860,000               --     61,485,000

Paul C. M. Touw...........         --               --          84,208        315,792        5,984,031     22,440,969

------------------------

(1) Based on the fair market value of the Company's Common Stock at September 30, 1999 ($72.25) per share less the exercise price payable for such shares.

    BONUS PLAN. In 1999, the Company instituted an executive bonus program pursuant to which bonuses will be paid to executive officers based on Company performance targets. In addition, certain non-executive employees will receive quarterly and annual bonuses if the Company meets its performance targets. The Company's performance targets are based on meeting revenue and income levels on a quarterly and annual basis.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

    The Company's Certificate of Incorporation limits the liability of its directors for monetary damages arising from a breach of their fiduciary duty as directors, except to the extent otherwise required by the Delaware General Corporation Law. Such limitation of liability does not affect the availability of equitable remedies such as injunctive relief or rescission.

    The Company's bylaws provide that the Company shall indemnify its directors and officers to the fullest extent permitted by Delaware law, including in circumstances in which indemnification is otherwise discretionary under Delaware law. The Company expects to enter with its officers and directors into indemnification agreements containing provisions that may require the Company, among other things, to indemnify such officers and directors against certain liabilities that may arise by reason of their status or service as directors or officers and to advance their expenses incurred as a result of any proceeding against them as to which they could be indemnified.

            EMPLOYMENT CONTRACTS AND CHANGE IN CONTROL ARRANGEMENTS

    The Compensation Committee, as administrator of the 1999 Equity Incentive Plan, can provide for accelerated vesting of the shares of Common Stock subject to outstanding options held by any executive officer or director of the Company in connection with certain changes in control of the Company. The accelerated vesting may be conditioned on the termination of the individual's employment following the change in control event. None of the Company's executive officers have employment agreements with the Company, and they may resign and their employment may be terminated at any time.

                         COMPENSATION COMMITTEE REPORT

    The Compensation Committee of the Company's Board of Directors (the "Compensation Committee" or the "Committee") has the exclusive authority to establish the level of base salary payable to the Chief Executive Officer ("CEO") and certain other executive officers of the Company and to administer the Company's 1999 Equity Incentive Plan and Employee Stock Purchase Plan. In addition, the Committee has the responsibility for approving the individual bonus programs to be in effect for the CEO and certain other executive officers. The Committee is composed of non-employee directors and meets on a scheduled basis to evaluate the effectiveness of the compensation program in linking Company performance and executive pay. Additionally, the Committee is routinely consulted to approve the compensation package of a newly hired executive or of an executive whose scope of responsibility has changed significantly.

    For the fiscal year ended September 30, 1999, the process utilized by the Committee in determining executive officer compensation levels was based on the subjective judgment of the Committee. Among the factors considered by the Committee were the recommendations of the CEO with respect to the compensation of the Company's key executive officers. However, the Committee made the final compensation decisions concerning such officers.

    GENERAL COMPENSATION POLICY. The objective of the Company's executive compensation program is to align executive compensation with the Company's long and short-term business objectives and performance. Additionally, it is imperative that executive compensation enables the Company to attract, retain, and motivate qualified executives who are able to contribute to the long-term success of the Company. The following specific strategies are utilized to guide the Company's executive compensation decisions:

    - Risk and Reward. A significant portion of an executive's compensation should be tied to their performance and contributions to the success of the Company.

    - Pay for Performance. If an executive performs at a higher level, then the executive should be rewarded with a higher level of compensation. Similarly, if performance is below minimum expectations, then there should be a lower level of compensation or there may be no variable compensation.

    - Compensate Competitively. The Company compares its compensation programs to those of other companies of comparable size and in similar industries and establishes compensation programs that are substantially at market.

    During 1999, the Company's executive compensation program included these key elements:

    - Base Salary. The Company establishes the base salaries of its executives based on competitive market practices derived from comparisons with companies of similar size and in similar industries. Additionally, each executive's base pay is positioned relative to the total compensation package, including cash incentives and equity-based incentives.

    - Cash-based Incentives. During 1999, ten executives of the Company participated in a cash incentive program under which payment was based upon the achievement of specific goals pertaining to revenue performance, bookings, and customer satisfaction. This incentive program is designed to award no payment when the Company does not achieve threshold levels of performance. Specifically, a target incentive was established at the beginning of the year based on Company performance in the areas of bookings, revenues, and customer satisfaction. During the 1999 fiscal year, the Company far exceeded the goals set for bookings and revenues and was close to target in achieving the customer satisfaction performance metrics. The bonus paid to the Chief Executive Officer and other executives was 95% of target. Each year, the annual incentive plan is reevaluated and new performance targets are established reflecting the Company's business plan and financial goals.

    - Equity-based Incentives. Stock options are designed to align the interests of each executive with those of the stockholders. Each year, the Committee considers the grant to executives of stock option awards. The Committee believes that stock options provide added incentive for executives to influence the strategic direction of the Company and to create and grow value for customers, stockholders and employees. Options are granted at fair market value and typically have four-year vesting periods, contingent upon the executives continued employment with the Company. The number of stock option shares that are granted to individual executives is based on demonstrated performance and independent survey data reflecting competitive market practice.

    CEO COMPENSATION. The annual base salary for Mr. Krach, the Company's President and Chief Executive Officer, was substantially flat from 1998.

    The remaining components of the Chief Executive Officer's 1999 fiscal year incentive compensation were entirely dependent upon the Company's performance and provided no dollar guarantees. The bonus paid to the Chief Executive Officer for the fiscal year was based on the same incentive plan as the other executives.

    TAX LIMITATION. Under the Federal tax laws, a publicly-held company such as the Company will not be allowed a federal income tax deduction for compensation paid to certain executive officers to the extent that compensation exceeds
$1 million per officer in any year. To qualify for an exemption from the $1 million deduction limitation, the stockholders were asked to approve a limitation under the Company's 1999 Equity Incentive Plan on the maximum number of shares of Common Stock for which any one participant may be granted stock options per calendar year. Because this limitation was adopted, any compensation deemed paid to an executive officer when he exercises an outstanding option under the 1999 Equity Incentive Plan with an exercise price equal to the fair market value of the option shares on the grant date will qualify as performance-based compensation that will not be subject to the $1 million limitation. Since it is not expected that the cash compensation to be paid to the Company's executive officers for the fiscal year ended September 30, 1999 will exceed the $1 million limit per officer, the Committee will defer any decision on whether to limit the dollar amount of all other compensation payable to the Company's executive officers to the $1 million cap.

                                          Compensation Committee
                                          Robert C. Kagle
                                          Hatim A. Tyabji

          COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    The Compensation Committee of the Company's Board of Directors was formed in April 1999, and the members of the Compensation Committee are Messrs. Kagle and Tyabji. Neither of these individuals was at any time during fiscal 1999, or at any other time, an officer or employee of the Company. No executive officer of the Company serves as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving as a member of the Company's Board of Directors or Compensation Committee.

                            STOCK PERFORMANCE GRAPH

    The graph set forth below compares the cumulative total stockholder return on the Company's Common Stock between June 23, 1999 (the date the Company's Common Stock commenced public trading) and September 30, 1999 with the cumulative total return of (i) the Morgan Stanley High Tech Index (the "MSH Index") and (ii) the Standard and Poor's 500 Index (the "S&P Index"), over the same period. This graph assumes the investment of $100.00 on June 23, 1999 in the Company's Common Stock, the MSH Index and the S&P Index, and assumes the reinvestment of dividends, if any.

    The comparisons shown in the graph below are based upon historical data. The Company cautions that the stock price performance shown in the graph below is not indicative of, nor intended to forecast, the potential future performance of the Company's Common Stock. Information used in the graph was obtained from Bloomberg, a source believed to be reliable, but the Company is not responsible for any errors or omissions in such information.

            COMPARISON OF CUMULATIVE TOTAL RETURN AMONG ARIBA, INC.,
              THE MORGAN STANLEY HIGH TECH INDEX AND THE S&P INDEX

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

                          IN HUNDREDS OF DOLLARS.
                         ARBA       MSH        SPX
6/23/1999              001.000    001.000    001.000
6/24/1999              001.000    000.974    000.987
6/25/1999              000.937    000.974    000.987
6/28/1999              000.947    000.994    000.999
6/29/1999              001.098    001.018    001.014
6/30/1999              001.249    001.038    001.030
7/1/1999               001.348    001.047    001.036
7/2/1999               001.528    001.058    001.044
7/5/1999               001.528    001.058    001.044
7/6/1999               001.480    001.058    001.041
7/7/1999               001.393    001.061    001.047
7/8/1999               001.335    001.076    001.046
7/9/1999               001.281    001.089    001.053
7/12/1999              001.446    001.085    001.050
7/13/1999              001.471    001.081    001.045
7/14/1999              001.629    001.103    001.049
7/15/1999              001.768    001.110    001.057
7/16/1999              001.605    001.114    001.064
7/19/1999              001.555    001.090    001.056
7/20/1999              001.413    001.037    001.033
7/21/1999              001.554    001.051    001.035
7/22/1999              001.442    001.005    001.021
7/23/1999              001.352    001.023    001.018
7/26/1999              001.226    000.995    001.011
7/27/1999              001.258    001.022    001.022
7/28/1999              001.292    001.046    001.024
7/29/1999              001.220    001.017    001.006
7/30/1999              001.150    001.013    000.997
8/2/1999               001.079    001.009    000.996
8/3/1999               001.021    000.999    000.992
8/4/1999               000.925    000.984    000.979
8/5/1999               001.040    001.000    000.985
8/6/1999               001.110    000.993    000.975
8/9/1999               001.104    000.993    000.974
8/10/1999              001.156    000.976    000.961
8/11/1999              001.385    001.016    000.977
8/12/1999              001.482    001.000    000.974
8/13/1999              001.624    001.042    000.996
8/16/1999              001.533    001.044    000.998
8/17/1999              001.475    001.046    001.008
8/18/1999              001.418    001.037    001.000
8/19/1999              001.361    001.022    000.993
8/20/1999              001.430    001.038    001.003
8/23/1999              001.626    001.059    001.020
8/24/1999              001.798    001.074    001.023
8/25/1999              001.766    001.092    001.037
8/26/1999              001.727    001.072    001.022
8/27/1999              001.689    001.073    001.011
8/30/1999              001.717    001.054    000.993
8/31/1999              001.785    001.069    000.991
9/1/1999               001.721    001.068    000.999
9/2/1999               001.682    001.068    000.990
9/3/1999               001.761    001.118    001.018
9/6/1999               001.761    001.118    001.018
9/7/1999               001.875    001.121    001.013
9/8/1999               001.848    001.108    001.008
9/9/1999               001.838    001.130    001.011
9/10/1999              001.810    001.148    001.014
9/13/1999              001.692    001.123    001.008
9/14/1999              001.714    001.140    001.002
9/15/1999              001.620    001.108    000.989
9/16/1999              001.584    001.111    000.989
9/17/1999              001.687    001.130    001.002
9/20/1999              001.727    001.138    001.002
9/21/1999              001.710    001.110    000.981
9/22/1999              001.920    001.127    000.983
9/23/1999              001.943    001.082    000.961
9/24/1999              002.273    001.090    000.958
9/27/1999              002.252    001.102    000.963
9/28/1999              002.154    001.111    000.962
9/29/1999              002.032    001.104    000.951

Note: S&P performance does not include reinvested dividends.

    The Company effected its initial public offering of Common Stock on June 23, 1999 at a price of $11.50 per share (as adjusted to reflect the 1999 Stock Splits). The graph above, however, commences with the closing price of $45.00 per share (as adjusted to reflect the 1999 Stock Splits) on June 23, 1999--the date the Company's Common Stock commenced public trading.

    Notwithstanding anything to the contrary set forth in any of the Company's previous or future filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that might incorporate this Proxy Statement or future filings made by the Company under those statutes, the Compensation Committee Report and Stock Performance Graph shall not be deemed filed with the Securities and Exchange Commission and shall not be deemed incorporated by reference into any of those prior filings or into any future filings made by the Company under those statutes.

                                   FORM 10-K

    THE COMPANY WILL MAIL WITHOUT CHARGE, UPON WRITTEN REQUEST, A COPY OF THE COMPANY'S FORM 10-K REPORT FOR FISCAL YEAR ENDED SEPTEMBER 30, 1999, INCLUDING THE FINANCIAL STATEMENTS. REQUESTS SHOULD BE SENT TO ARIBA, INC., 1565 CHARLESTON ROAD, MOUNTAIN VIEW, CALIFORNIA 94043, ATTN: INVESTOR RELATIONS.

                 STOCKHOLDER PROPOSALS FOR 2001 ANNUAL MEETING

    Stockholders who intend to have a proposal considered for inclusion in the Company's proxy materials for presentation at the 2001 Annual Meeting must submit the proposal to the Company at its offices at 1565 Charleston Road, Mountain View, California 94043, Attn: Edward P. Kinsey, not later than September 30, 2000. Stockholders who intend to present a proposal at the 2001 Annual Meeting without inclusion of such proposal in the Company's proxy materials are required to provide advance notice of such proposal to the Company at the aforementioned address not earlier than November 14, 2000 and not later than December 14, 2000. The Company reserves the right to reject, rule out of order, or take other appropriate action with respect to any proposal that does not comply with these and other applicable requirements, including conditions established by the Securities and Exchange Commission.

                                 OTHER MATTERS

    The Board knows of no other matters to be presented for stockholder action at the Annual Meeting. However, if other matters do properly come before the Annual Meeting or any adjournments or postponements thereof, the Board intends that the persons named in the proxies will vote upon such matters in accordance with their best judgment.

                                          By Order Of The Board Of Directors

                                          Edward P. Kinsey
                                          SECRETARY

Mountain View, California
January 28, 2000

WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE COMPLETE, SIGN, DATE AND PROMPTLY RETURN THE ACCOMPANYING PROXY IN THE ENCLOSED POSTAGE-PAID ENVELOPE. YOU MAY REVOKE YOUR PROXY AT ANY TIME PRIOR TO THE ANNUAL MEETING. IF YOU DECIDE TO ATTEND THE ANNUAL MEETING AND WISH TO CHANGE YOUR PROXY VOTE, YOU MAY DO SO AUTOMATICALLY BY VOTING IN PERSON AT THE MEETING.

THANK YOU FOR YOUR ATTENTION TO THIS MATTER. YOUR PROMPT RESPONSE WILL GREATLY FACILITATE ARRANGEMENTS FOR THE ANNUAL MEETING.

                                   EXHIBIT A

                        CERTIFICATE OF AMENDMENT OF THE
              AMENDED AND RESTATED CERTIFICATE OF INCORPORATION OF
                                  ARIBA, INC.

    Ariba, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "Corporation"),

    DOES HEREBY CERTIFY:

    FIRST: That the Board of Directors adopted a resolution setting forth a proposed amendment to the Amended and Restated Certificate of Incorporation of said Corporation and declaring said amendment advisable and directing that said amendment be submitted to the stockholders of said Corporation entitled to vote in respect thereof for their approval. The resolution setting forth said amendment is as follows:

        RESOLVED, that the Amended and Restated Certificate of Incorporation of the Corporation be amended by replacing the first paragraph of Article IV thereof so that such paragraph shall be and read as follows:

           "This corporation is authorized to issue two classes of stock to be designated common stock ("Common Stock") and preferred stock ("Preferred Stock"). The number of shares of Common Stock authorized to be issued is Four Hundred Million (400,000,000), par value $0.002 per share, and the number of shares of Preferred Stock authorized to be issued is Twenty Million (20,000,000), par value $0.002 per share."

    SECOND: That thereafter said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law by obtaining a majority vote of the Common Stock in favor of said amendment in the manner set forth in Section 222 of the General Corporation Law.

    IN WITNESS WHEREOF, this Certificate of Amendment of the Amended and Restated Certificate of Incorporation has been signed by the President and the
Secretary of the Corporation this         day of             , 2000.

                                          ARIBA, INC.

                                          By:
          ----------------------------------------------------------------------
                                            Keith J. Krach, PRESIDENT

ATTEST:

By:
----------------------------
   Edward P. Kinsey, SECRETARY

    PROXY                          ARIBA, INC.                      PROXY

                  1565 CHARLESTON ROAD, MOUNTAIN VIEW, CA 94043

   THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF ARIBA, INC.
       FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD FEBRUARY 28, 2000

     The undersigned holder of Common Stock, par value $.002, of Ariba, Inc. (the "Company") hereby appoints Keith J. Krach and Edward P. Kinsey, or either of them, proxies for the undersigned, each with full power of substitution, to represent and to vote as specified in this Proxy all Common Stock of the Company that the undersigned stockholder would be entitled to vote if personally present at the Annual Meeting of Stockholders (the "Annual Meeting") to be held on Monday, February 28, 2000 at 1:00 p.m. local time, at Ariba's Worldwide Headquarters, 1565 Charleston Road, Mountain View, California, and at any adjournments or postponements of the Annual Meeting. The undersigned stockholder hereby revokes any proxy or proxies heretofore executed for such matters.

     THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER AS DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE DIRECTORS, FOR PROPOSALS 2 AND 3, AND IN THE DISCRETION OF THE PROXIES AS TO ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE MEETING. THE UNDERSIGNED STOCKHOLDER MAY REVOKE THIS PROXY AT ANY TIME BEFORE IT IS VOTED BY DELIVERING TO THE CORPORATE SECRETARY OF THE COMPANY EITHER A WRITTEN REVOCATION OF THE PROXY OR A DULY EXECUTED PROXY BEARING A LATER DATE, OR BY APPEARING AT THE ANNUAL MEETING AND VOTING IN PERSON.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF THE DIRECTORS AND "FOR" PROPOSALS 2 AND 3.

     PLEASE MARK, SIGN, DATE AND RETURN THIS CARD PROMPTLY USING THE ENCLOSED RETURN ENVELOPE. IF YOU RECEIVE MORE THAN ONE PROXY CARD, PLEASE SIGN AND RETURN ALL CARDS IN THE ENCLOSED ENVELOPE.

                  (CONTINUED AND TO BE SIGNED ON REVERSE SIDE)

                                    (Reverse)

                                   ARIBA, INC.

   /X/   PLEASE MARK VOTES
         AS IN THIS EXAMPLE


1.  To elect the following directors to    3.  To ratify the appointment of KPMG    FOR     AGAINST   ABSTAIN
    serve for a term ending upon the           LLP as the Company's independent     / /       / /        / /
    2003 Annual Meeting of Stockholders        accountants for the fiscal year
    or until their successors are              ending September 30, 2000.
    elected and qualified:


NOMINEES:  Keith J. Krach and Robert C. Kagle.
         FOR      WITHHELD        For all nominees, except for
                                  nominees written below.

         / /         / /          / /

                                  -----------------------
                                  Nominee exception(s).

2. To approve the amendment to the
   Company's Certificate of
   Incorporation as set forth in the
   accompanying Proxy Statement.

           FOR    AGAINST     ABSTAIN
           / /      / /         / /


In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Annual Meeting.

The undersigned acknowledges receipt of the accompanying Notice of Annual Meeting of Stockholders and Proxy Statement.

Signature:                       Signature (if held jointly):
          ----------------------                              ------------------
Date:                        , 2000
     ------------------------

Please date and sign exactly as your name(s) is (are) shown on the share certificate(s) to which the Proxy applies. When shares are held as joint-tenants, both should sign. When signing as an executor, administrator, trustee, guardian, attorney-in fact or other fiduciary, please give full title as such. When signing as a corporation, please sign in full corporate name by President or other authorized officer. When signing as a partnership, please sign in partnership name by an authorized person.